Exhibit 99.1

News Release - For Immediate Release April 25, 2023	For More Information, Contact: Michael E. McFarland, President and Chief Executive Officer (617-471-0750)

CFSB BANCORP, INC. ANNOUNCES FISCAL THIRD QUARTER 2023 FINANCIAL RESULTS

QUINCY, Massachusetts, April 25, 2023 – CFSB Bancorp, Inc. (the “Company”) (NASDAQ Capital Market: CFSB), the holding company for Colonial Federal Savings Bank (the “Bank”), today announced net income of $355,000, or $0.06 per basic and diluted share, for the three months ended March 31, 2023 compared to net income of $341,000, or $0.05 per basic and diluted share, for the three months ended December 31, 2022 and a net loss of $828,000, or $0.15 per basic and diluted share for the three months ended March 31, 2022. Net income on a non-GAAP basis, excluding the contribution to the charitable foundation established in connection with the Bank's mutual holding company reorganization, was $429,000, or $0.08 per basic and diluted share for the three months ended March 31, 2022. Please see the tables attached hereto for a reconciliation of these and other non-GAAP financial measures.

For the nine months ended March 31, 2023, net income was $1.3 million, or $0.21 per basic and diluted share, compared to a net loss of $122,000, for the nine months ended March 31, 2022. Net income on a non-GAAP basis, excluding the charitable contribution and gain on the sale of securities, was $1.1 million, for the nine months ended March 31, 2022. Please see the tables attached hereto for a reconciliation of these and other non-GAAP financial measures.

Michael E. McFarland, President and Chief Executive Officer, stated, “In light of recent events in the banking industry, we want to emphasize that we are a well-capitalized, liquid, conservatively managed community bank with pristine asset quality. Looking at the third quarter's operating results, we were pleased to see a reduction in non-interest expense translate into increased net income as compared to the linked quarter. However, we expect to see the higher interest rate environment continue to create deposit pricing pressures and decreased loan demand.”

Third Quarter Operating Results

Net interest income, on a fully tax-equivalent basis decreased by $190,000, or 8.0%, to $2.2 million for the three months ended March 31, 2023 from $2.4 million for the three months ended December 31, 2022. This decrease was primarily due to a 66 basis point increase in the average rate paid for certificates of deposit, partially offset by a six basis point increase in the average yield earned for interest-earning assets. The interest earned on loans increased $43,000, to $1.7 million for the three months ended March 31, 2023, from $1.7 million for the three months ended December 31, 2022. The interest earned on loans benefitted from rising interest rates and from an increase in the average balance of loans of $1.8 million during the three months ended March 31, 2023. The net interest margin decreased by 18 basis points to 2.59% for the three months ended March 31, 2023 from 2.77% for the three months ended December 31, 2022.

Net interest income, on a fully tax-equivalent basis increased by $95,000, or 4.6%, to $2.2 million for the three months ended March 31, 2023, from $2.1 million for the three months ended March 31, 2022. The net interest margin increased by 17 basis points to 2.59% for the three months ended March 31, 2023 from 2.42% for the three months ended March 31, 2022. The improvement reflects growth in the average balance of loans and securities of $5.0 million and $23.1 million, respectively, and increases in the average yield earned on loans, securities, and cash and short-term investments of nine, 36 and 385 basis points, respectively, from the three months ended March 31, 2022. Partially offsetting the improvement in interest and dividend income was a 50 basis point increase in the cost of interest-bearing liabilities from the three months ended March 31, 2022 due primarily to increased interest paid on certificates of deposit in the higher interest rate environment.

The Company did not record a provision for loan losses for the three months ended March 31, 2023 or December 31, 2022. A provision for loan losses of $1,000 was recorded during the three months ended March 31, 2022. The allowance for loan losses as a percentage of total loans was 0.98%, 0.97% and 1.00% at March 31, 2023, December 31, 2022 and March 31, 2022, respectively.

Non-interest income decreased $4,000, or 2.6%, to $148,000 for the quarter ended March 31, 2023 from $152,000 in the quarter ended December 31, 2022, due to a decrease of $6,000 in other income.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

Non-interest income decreased $5,000, or 3.3%, to $148,000 for the quarter ended March 31, 2023, from $153,000 for the quarter ended March 31, 2022, principally due to a decrease of $11,000 in income on bank-owned life insurance.

Non-interest expenses decreased $186,000, or 8.9%, to $1.9 million for the quarter ended March 31, 2023 from $2.1 million for the quarter ended December 31, 2022. The decrease was due to a decrease in salaries and employee benefits expense of $147,000, or 11.8%, primarily attributed to a discretionary year-end bonus awarded to employees in the quarter ended December 31, 2022. In addition, advertising expense decreased $33,000 from the prior quarter due to decreases in employment agency fees.

Non-interest expenses decreased $1.3 million, or 41.1%, to $1.9 million for the quarter ended March 31, 2023 from $3.2 million for the quarter ended March 31, 2022. A $1.6 million charitable foundation contribution made during the three months ended March 31, 2022 was the primary reason for the decline in non-interest expenses from the prior year quarter. Excluding this item, which management considers to be a non-recurring item, non-interest expenses would have increased $228,000, or 13.6%, to $1.9 million for the three months ended March 31, 2023, from $1.7 million for the three months ended March 31, 2022. The increase was principally due to an increase in salaries and employee benefits of $147,000, attributed to ESOP expenses incurred in the current year, an increase in headcount, and increases to employee salaries and health insurance benefits and due to increases in other general and administrative expenses of $66,000, attributed to the costs of being a public company.

Income tax expense was $47,000 for the three months ended March 31, 2023, compared to $65,000 for the three months ended December 31, 2022 and a benefit for income taxes of $196,000 for the three months ended March 31, 2022. The decrease in the effective tax rate for the three months ended March 31, 2023, compared to the three months ended December 31, 2022 was due to charitable contributions made during the three months ended March 31, 2022. The increase in the effective tax rate for the three months ended March 31, 2023, compared to the three months ended March 31, 2022 was due to decreases in tax-exempt municipal securities income and decreases in bank-owned life insurance income.

Year-to-Date Operating Results

Net interest income increased on a fully tax-equivalent basis by $802,000, or 13.1%, to $6.9 million for the nine months ended March 31, 2023 from $6.1 million for the nine months ended March 31, 2022. Total interest-earning assets income increased $1.1 million from the prior year period due to an increase in the average balance of securities and loans, and due to higher average yields earned on securities and cash and short-term investments, offset by a decrease in the average balance of cash and short-term investments. An increase in the average balance of loans of $7.0 million, or 4.1%, contributed to a $67,000 increase in loan income, partially offset by a 10 basis point decline in the average yield earned. An increase in the average balance of securities of $33.1 million, or 28.3%, and a 24 basis point increase in the average yield earned on securities contributed to a $819,000 increase in securities income. Partially offsetting the increase in interest and dividend income was a $337,000 increase in interest expense. The increase was primarily due to an increase in the interest paid on certificates of deposit of $345,000 from the prior year period due to a 52 basis point increase in the cost of such deposits. The net interest margin improved 22 basis points for the nine months ended March 31, 2023, to 2.71%, from 2.49% in the prior year.

The Company did not recognize a provision for loan losses for the nine months ended March 31, 2023, compared to a provision for loan losses for the nine months ended March 31, 2022 of $26,000.

Non-interest income decreased $29,000, or 5.5%, to $500,000 for the nine months ended March 31, 2023 from $529,000 in the prior year period, principally due to a decrease of $48,000 in the gain on sale of securities available for sale. Excluding the gain on sale of securities available for sale, which management believes was a non-recurring operating activity, non-interest income would have increased $19,000, or 4.0% from the prior year period, due to increases in customer service fees.

Non-interest expenses decreased $998,000, or 14.8%, to $5.7 million for the nine months ended March 31, 2023 from $6.7 million for the nine months ended March 31, 2022. A $1.6 million charitable foundation contribution made during the nine months ended March 31, 2022 was the primary reason for the decline in non-interest expense from the prior year. Excluding this item, which management considers to be a non-recurring item, non-interest expense would have increased $556,000, or 10.7%, for the nine months ended March 31, 2023. Salaries and benefits increased $310,000, or 10.1%, to $3.4 million, due to annual increases to salaries and health insurance of employees, an increase in headcount, and the addition of ESOP expense in the current year. Occupancy and equipment expense increased $98,000, or 14.9%, to $754,000 for the nine months ended March 31, 2023 from $656,000 for the nine months ended March 31, 2022, due to the renewal of a branch lease in the current fiscal year and for increases to service maintenance contracts. Other general and administrative expense increased $112,000, or 10.9% from the prior year period due to increases in professional fees.

Income tax expense was $282,000 for the nine months ended March 31, 2023 compared to an income tax benefit of $64,000 for the nine months ended March 31, 2022. The income tax benefit during the nine months ended March 31, 2022 was primarily due to the charitable foundation established in connection with the Bank's mutual holding company reorganization.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

Balance Sheet

At March 31, 2023, total assets amounted to $351.7 million, compared to $356.8 million at December 31, 2022, a decrease of $5.2 million, or 1.4%, as a $5.2 million decrease in total cash and cash equivalents and a $1.6 million decrease in net loans were partially offset by a $1.5 million increase in securities held to maturity. The decrease in net loans was due to decreased loan demand in the higher interest rate environment. The net unrealized loss position on our securities held to maturity decreased $2.6 million to $14.2 million at March 31, 2023, from $16.8 million at December 31, 2022. Deposits decreased by $5.5 million, or 2.0%, in the quarter, as the Bank is experiencing decreases of customer deposits with the absence of government stimulus and increases in inflation, in addition to mix-shift changes by depositors to higher-yielding term certificates due to the higher interest rate environment.

Total stockholders’ equity was $75.7 million at March 31, 2023 compared to $75.3 million at December 31, 2022. The increase of $395,000 reflects net income of $355,000, earned ESOP compensation of $25,000, and stock-based award expense of $19,000.

Total assets at March 31, 2023 decreased $10.9 million, or 3.0%, from $362.5 million at March 31, 2022. Contributing to the decrease in assets was a decrease of $31.9 million in cash and cash equivalents to $5.3 million at March 31, 2023 from $37.3 million at March 31, 2022, partially offset by a $16.3 million increase in securities held to maturity and $4.2 million in loan growth. Commercial real estate loans increased by $5.3 million, or 34.4%, as we focused on diversifying our loan mix. Total deposits decreased by $14.0 million, or 4.9%, to $270.0 million at March 31, 2023 from $284.0 million at March 31, 2022, principally due to decreases in customer deposits with the absence of government stimulus and increases in inflation, in addition to mix-shift changes by depositors to higher-yielding term certificates in the higher interest rate environment.

Total stockholders’ equity was $75.7 million at March 31, 2023 compared to $73.7 million at March 31, 2022. The increase of $2.0 million was due to net income earned during the previous twelve months of $1.9 million and earned ESOP compensation of $107,000.

About CFSB Bancorp, Inc.

CFSB Bancorp, Inc. is a federal corporation organized as the mid-tier holding company of Colonial Federal Savings Bank and is the majority-owned subsidiary of 15 Beach, MHC. Colonial Federal Savings Bank is a federally chartered stock savings bank that has served the banking needs of its customers on the south shore of Massachusetts since 1889. It operates from three full-service offices and one limited-service office in Quincy, Holbrook and Weymouth, Massachusetts.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Certain factors that could cause actual results to differ materially from expected results include the impact of the COVID-19 pandemic or any other pandemic on our operations and financial results and those of our customers, increased competitive pressures, demand for loan products, deposit flows, changes in the interest rate environment, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio; changes in demand for our products and services, legislative, accounting, tax and regulatory changes, the current or anticipated impact of military conflict, terrorism or other geopolitical events, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged, the failure to maintain current technologies and the failure to retain or attract employees.

You should not place undue reliance on forward-looking statements. CFSB Bancorp, Inc. undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as return on average assets, return on average equity, the efficiency ratio, profit percentage, tangible book value per share, non-interest income to total income and, where applicable, as adjusted for non-recurring items. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of on-going business activities, and to enhance comparability with peers across the financial services sector.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

				% Change
	March 31,	December 31,	March 31,	Mar 2023 vs.	Mar 2023 vs.
	2023	2022	2022	Dec 2022	Mar 2022
Assets:
Cash and due from banks	$1,518	$1,502	$1,637	1.1%	(7.3)%
Short-term investments	3,824	9,072	35,628	(57.8)%	(89.3)%
Total cash and cash equivalents	5,342	10,574	37,265	(49.5)%	(85.7)%
Certificates of deposit	-	-	980	-%	(100.0)%
Securities available for sale, at fair value	158	168	231	(6.0)%	(31.6)%
Securities held to maturity, at amortized cost	150,981	149,473	134,719	1.0%	12.1%
Loans:
1-4 family	140,164	140,898	140,080	(0.5)%	0.1%
Multifamily	12,638	13,239	15,353	(4.5)%	(17.7)%
Second mortgages and home equity lines of credit	2,687	2,590	1,955	3.7%	37.4%
Construction	807	600	-	34.5%	-%
Commercial	20,576	21,077	15,307	(2.4)%	34.4%
Total mortgage loans on real estate	176,872	178,404	172,695	(0.9)%	2.4%
Consumer	54	63	97	(14.3)%	(44.3)%
Home improvement	2,130	2,232	2,062	(4.6)%	3.3%
Total loans	179,056	180,699	174,854	(0.9)%	2.4%
Allowance for loan losses	(1,747)	(1,747)	(1,747)	0.0%	0.0%
Net deferred loan costs and fees, and purchase premiums	(366)	(383)	(349)	(4.4)%	4.9%
Loans, net	176,943	178,569	172,758	(0.9)%	2.4%
Federal Home Loan Bank of Boston stock, at cost	241	191	453	26.2%	(46.8)%
Premises and equipment, net	3,411	3,272	3,310	4.2%	3.1%
Accrued interest receivable	1,356	1,303	1,211	4.1%	12.0%
Bank-owned life insurance	10,335	10,271	10,068	0.6%	2.7%
Deferred tax asset	1,003	1,001	955	0.2%	5.0%
Operating lease right of use asset	976	999	-	(2.3)%	-%
Other assets	930	1,012	589	(8.1)%	57.9%
Total assets	$351,676	$356,833	$362,539	(1.4)%	(3.0)%

Liabilities and Stockholders' Equity:
Deposits:
Non-interest bearing NOW and demand	$30,054	$32,618	$29,228	(7.9)%	2.8%
Interest bearing NOW and demand	30,660	32,241	32,873	(4.9)%	(6.7)%
Regular and other	66,849	69,924	73,229	(4.4)%	(8.7)%
Money market accounts	31,326	37,470	43,683	(16.4)%	(28.3)%
Term certificates	111,117	103,209	104,967	7.7%	5.9%
Total deposits	270,006	275,462	283,980	(2.0)%	(4.9)%
Federal Home Loan Bank of Boston advances	-	-	115	-%	(100.0)%
Mortgagors' escrow accounts	1,566	1,680	1,540	(6.8)%	1.7%
Operating lease liability	983	1,003	-	(2.0)%	-%
Accrued expenses and other liabilities	3,447	3,409	3,245	1.1%	6.2%
Total liabilities	276,002	281,554	288,880	(2.0)%	(4.5)%
Stockholders' Equity:
Common stock	65	65	65	0.0%	0.0%
Additional paid-in capital	27,729	27,714	27,720	0.1%	0.0%
Retained earnings	50,311	49,956	48,406	0.7%	3.9%
Accumulated other comprehensive (loss) income, net of tax	(2)	(2)	4	0.0%	(150.0)%
Unearned compensation - ESOP	(2,429)	(2,454)	(2,536)	(1.0)%	(4.2)%
Total stockholders' equity	75,674	75,279	73,659	0.5%	2.7%
Total liabilities and stockholders' equity	$351,676	$356,833	$362,539	(1.4)%	(3.0)%

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Statements of Net Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2023	2022	2022	2023	2022
Interest and dividend income:
Interest and fees on loans	$1,700	$1,657	$1,615	$4,976	$4,909
Interest and dividends on debt securities:
Taxable	837	795	548	2,383	1,507
Tax-exempt	101	106	117	315	360
Interest on short-term investments and certificates of deposit	53	123	17	303	50
Total interest and dividend income	2,691	2,681	2,297	7,977	6,826

Interest expense:
Deposits	533	340	245	1,115	774
Borrowings	3	-	1	3	7
Total interest expense	536	340	246	1,118	781

Net interest income	2,155	2,341	2,051	6,859	6,045
Provision for loan losses	-	-	1	-	26
Net interest income after provision for loan losses	2,155	2,341	2,050	6,859	6,019

Non-interest income:
Customer service fees	37	36	32	110	93
Income on bank-owned life insurance	64	63	75	191	183
Gain on sale of securities available for sale	-	-	-	-	48
Other income	47	53	46	199	205
Total non-interest income	148	152	153	500	529

Non-interest expenses:
Salaries and employee benefits	1,103	1,250	956	3,371	3,061
Occupancy and equipment	256	255	238	754	656
Advertising	38	71	32	148	110
Data processing	84	84	89	262	260
Deposit insurance	20	22	24	63	67
Charitable Foundation contribution	-	-	1,554	-	1,554
Other general and administrative	400	405	334	1,138	1,026
Total non-interest expenses	1,901	2,087	3,227	5,736	6,734

Income (loss) before income taxes	402	406	(1,024)	1,623	(186)
Provision (benefit) for income taxes	47	65	(196)	282	(64)
Net income (loss)	$355	$341	$(828)	$1,341	$(122)

Net income (loss) per share:
Basic	$0.06	$0.05	$(0.15)	$0.21	N/A
Diluted	$0.06	$0.05	$(0.15)	$0.21	N/A

Weighted average shares outstanding:
Basic	6,300,633	6,271,977	5,500,173	6,282,384	N/A
Diluted	6,300,721	6,271,977	5,500,173	6,282,413	N/A

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$179,452	$1,700	3.79%	$177,648	$1,657	3.73%	$174,485	$1,615	3.70%
Securities (1)	150,945	960	2.54%	151,249	927	2.45%	127,837	696	2.18%
Cash and short-term investments	5,287	53	4.01%	13,153	123	3.74%	42,130	17	0.16%
Total interest-earning assets	335,684	2,713	3.23%	342,050	2,707	3.17%	344,452	2,328	2.70%
Noninterest-earning assets	17,207			16,747			17,417
Total assets	$352,891			$358,797			$361,869
Interest-bearing liabilities:
Interest-bearing demand deposits	$32,245	$4	0.05%	$33,557	$4	0.05%	$31,088	$6	0.08%
Savings deposits	68,097	17	0.10%	72,708	18	0.10%	73,426	18	0.10%
Money market deposits	34,377	22	0.26%	39,876	27	0.27%	42,077	27	0.26%
Certificates of deposit	106,555	490	1.84%	99,041	291	1.18%	107,464	194	0.72%
Total interest-bearing deposits	241,274	533	0.88%	245,182	340	0.55%	254,055	245	0.39%
FHLB advances	244	3	4.92%	-	-	0.00%	174	1	2.30%
Total interest-bearing liabilities	241,518	536	0.89%	245,182	340	0.55%	254,229	246	0.39%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	30,352			32,887			31,936
Other noninterest-bearing liabilities	5,554			5,554			4,315
Total liabilities	277,424			283,623			290,480
Total stockholders' equity	75,467			75,174			71,389
Total liabilities and stockholders' equity	$352,891			$358,797			$361,869
Net interest income		$2,177			$2,367			$2,082
Net interest rate spread(2)			2.34%			2.62%			2.31%
Net interest-earning assets(3)	$94,166			$96,868			$90,223
Net interest margin(4)			2.59%			2.77%			2.42%
Cost of deposits (5)			0.78%			0.49%			0.34%
Cost of funds (6)			0.79%			0.49%			0.34%
Ratio of interest-earning assets to interest-bearing liabilities	138.99%			139.51%			135.49%
(1)
Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $22,000, $26,000, and $31,000 for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
(2)
Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.
(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)
Net interest margin represents net interest income divided by average total interest-earning assets.
(5)
Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.
(6)
Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Year to Date
	March 31, 2023			March 31, 2022
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$177,898	$4,976	3.73%	$170,944	$4,909	3.83%
Securities (1)	150,318	2,782	2.47%	117,169	1,963	2.23%
Cash and short-term investments	13,445	303	3.00%	40,100	50	0.17%
Total interest-earning assets	341,661	8,061	3.15%	328,213	6,922	2.81%
Noninterest-earning assets	16,401			15,863
Total assets	$358,062			$344,076
Interest-bearing liabilities:
Interest-bearing demand deposits	$32,982	$12	0.05%	$30,885	$14	0.06%
Savings deposits	72,112	54	0.10%	72,245	55	0.10%
Money market deposits	39,956	80	0.27%	41,533	81	0.26%
Certificates of deposit	100,875	969	1.28%	109,226	624	0.76%
Total interest-bearing deposits	245,925	1,115	0.60%	253,889	774	0.41%
FHLB advances	80	3	5.00%	363	7	2.57%
Total interest-bearing liabilities	246,005	1,118	0.61%	254,252	781	0.41%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	31,928			32,130
Other noninterest-bearing liabilities	5,044			1,151
Total liabilities	282,977			287,533
Total stockholders' equity	75,085			56,543
Total liabilities and stockholders' equity	$358,062			$344,076
Net interest income		$6,943			$6,141
Net interest rate spread(2)			2.54%			2.40%
Net interest-earning assets(3)	$95,656			$73,961
Net interest margin(4)			2.71%			2.49%
Cost of deposits (5)			0.54%			0.36%
Cost of funds (6)			0.54%			0.36%
Ratio of interest-earning assets to interest-bearing liabilities	138.88%			129.09%
(1)
Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $84,000 and $96,000 for the nine months ended March 31, 2023 and March 31, 2022, respectively.
(2)
Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.
(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)
Net interest margin represents net interest income divided by average total interest-earning assets.
(5)
Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.
(6)
Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

CFSB Bancorp, Inc. and Subsidiary

Reconciliation of Fully Tax-Equivalent Income (Unaudited)

(In thousands)

	For the Three Months Ended			For the Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2023	2022	2022	2023	2022
Securities interest income (no tax adjustment)	$938	$901	$665	$2,698	$1,867
Tax-equivalent adjustment	22	26	31	84	96
Securities (tax-equivalent basis)	$960	$927	$696	$2,782	$1,963
Net interest income (no tax adjustment)	$2,155	$2,341	$2,051	$6,859	$6,045
Tax-equivalent adjustment	22	26	31	84	96
Net interest income (tax-equivalent adjustment)	$2,177	$2,367	$2,082	$6,943	$6,141

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary	At or for the Three Months Ended			At or for the Nine Months Ended
Selected Financial Highlights (Unaudited)	March 31,	December 31,	March 31,	March 31,	March 31,
(In thousands, except share and per share amounts)	2023	2022	2022	2023	2022
Performance Ratios
Return on average assets (GAAP) (1, 5)	0.40%	0.38%	(0.92%)	0.50%	(0.05%)
Return on average assets (Non-GAAP) (1, 2, 5)	0.40%	0.38%	0.48%	0.50%	0.43%
Return on average equity (GAAP) (1, 6)	1.88%	1.81%	(4.64%)	2.38%	(0.29%)
Return on average equity (Non-GAAP) (1, 2, 6)	1.88%	1.81%	2.40%	2.38%	2.60%
Noninterest expense to average assets (GAAP) (1)	2.15%	2.33%	3.57%	2.14%	2.61%
Noninterest expense to average assets (Non-GAAP) (1, 2)	2.15%	2.33%	1.85%	2.14%	2.01%
Total loans to total deposits	66.3%	65.6%	61.6%	66.3%	61.6%
Total loans to total assets	50.9%	50.6%	48.2%	50.9%	48.2%
Efficiency ratio (GAAP) (7)	82.5%	83.7%	146.4%	77.9%	102.4%
Efficiency ratio (Non-GAAP) (2, 7)	82.5%	83.7%	75.9%	77.9%	79.5%
Capital Ratios
Total capital to risk-weighted assets	32.6%	32.6%	35.0%	32.6%	35.0%
Common equity tier 1 capital to risk-weighted assets	31.7%	31.7%	34.0%	31.7%	34.0%
Tier 1 capital to risk-weighted assets	31.7%	31.7%	34.0%	31.7%	34.0%
Tier 1 capital to average assets (3)	17.9%	17.4%	17.4%	17.9%	17.4%
Asset Quality Ratios
Allowance for loan losses as a percentage of total loans (4)	0.98%	0.97%	1.00%	0.98%	1.00%
Allowance for loan losses as a percentage of non-performing loans	NM	NM	NM	NM	NM
Net (charge-offs) recoveries to average outstanding loans	0.00%	0.00%	0.00%	0.00%	0.00%
Non-performing loans as a percentage of total loans	0.00%	0.00%	0.00%	0.00%	0.00%
Non-performing loans as a percentage of total assets	0.00%	0.00%	0.00%	0.00%	0.00%
Total non-performing loans as a percentage of total assets	0.00%	0.00%	0.00%	0.00%	0.00%
Informational Items
Fair value of held to maturity securities	$136,774	$132,625	$128,089	$136,774	$128,089
Book value per share (8)	$11.41	$11.54	$11.29	$11.41	N/A
Outstanding common shares	6,632,642	6,521,642	6,521,642	6,632,642	N/A
(1)
Annualized.
(2)
See Reconciliation of GAAP to Non-GAAP Earnings Metrics below.
(3)
Average assets calculated on a quarterly and year to date basis for the periods presented.
(4)
Total loans exclude net deferred loan costs and fees.
(5)
Represents net income divided by average assets.
(6)
Represents net income divided by average stockholders' equity
(7)
Represents total non-interest expenses divided by net interest income and non-interest income.
(8)
Represents total stockholders' equity divided by outstanding shares at period end.

CFSB Bancorp, Inc. and Subsidiary	For the Three Months Ended			For the Nine Months Ended
Reconciliation of Non-GAAP Earnings Metrics (Unaudited)	March 31,	December 31,	March 31,	March 31,	March 31,
(In thousands, except per share amounts)	2023	2022	2022	2023	2022
Net income (loss), GAAP basis	$355	$341	$(828)	$1,341	$(122)
Adjustments to GAAP Net Income:
Charitable Foundation contribution	-	-	1,554	-	1,554
Gain on sale of available for sale securities	-	-	-	-	(48)
Tax effect of adjustments to net income, GAAP basis	-	-	(297)	-	(280)
Adjusted net income, non-GAAP basis	$355	$341	$429	$1,341	$1,104
Earnings per share, non-GAAP basis	$0.06	$0.05	$0.08	$0.21	N/A
Non-interest expenses	$1,901	$2,087	$3,227	$5,736	$6,734
Charitable Foundation contribution	-	-	(1,554)	-	(1,554)
Adjusted non-interest expenses, non-GAAP basis	$1,901	$2,087	$1,673	$5,736	$5,180
Non-interest income	$148	$152	$153	$500	$529
Gain on sale of available for sale securities	-	-	-	-	(48)
Adjusted non-interest income, non-GAAP basis	$148	$152	$153	$500	$481

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com